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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of October 21, 1998, by and between David Stoner (the "Employee") and Caminus Energy Ventures LLC, a Delaware limited liability company (the "Company") with reference to the following facts. Any capitalized terms not otherwise defined herein shall have the respective definitions set forth in the Company's Limited Liability Company Agreement, dated as of May 12, 1998, as amended (the "Company Agreement").

     WHEREAS, the Company desires to employ Employee as the President and Chief Executive Officer and Employee desires to be so employed on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained the parties hereby agree as follows:

     1. Employment.

        1.1 Position and Duties. Employee shall be employed as the President and Chief Executive Officer of the Company upon the terms and provisions set forth in this Agreement. Employee hereby accepts such employment on the terms and conditions set forth herein. Employee agrees to devote his full time and best efforts, skills and abilities to the business and affairs of the Company. Employee shall perform all duties and have all responsibilities consistent with the officer position indicated above as specified by the Management Committee of the Company, provided that such duties and responsibilities are commensurate with Employee's title, function and position. Employee shall perform his duties principally at the Company's headquarters, where Employee shall be based; provided, however, Employee acknowledges that he will be required to travel in the ordinary course of the Company's business as the reasonable needs of the Company shall require.

        1.2 Reporting. Employee shall report to the Management Committee of the Company.

     2. Term. The term of this Agreement ("Term") shall commence as of the date hereof and continue in full force and effect until three (3) years from the date hereof, unless sooner terminated pursuant to the provisions of this Agreement.

     3. Compensation and Benefits.

        3.1 Base Salary. As compensation for the services to be performed by Employee during the Term, the Company shall pay Employee a base salary of Two Hundred Fifty Thousand Dollars ($250,000) per annum, payable in accordance with the Company's payroll practices in effect from time to time, but not less often than monthly (the "Base Salary"). Base Salary shall be payable in substantially equal installments and reduced on a pro-rata basis for any fraction of a year or month during which Employee is not so employed.






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     3.2 Bonus. As compensation for the services performed during the first twelve months of the Term, Employee shall be eligible to receive bonuses, which shall not be less than $25,000 for Employee's service during 1998 (which shall be payable, subject to Section 5, on April 30, 1999), and $125,000 for such service during 1999 (which shall be payable subject to Section 5, on October 30, 1999). The bonus payments described in the preceding sentence may be offset against any amounts owing to the Company pursuant to the note described in
Section 3.5. With respect to calendar years after 1999, Employee's eligibility for bonuses shall be determined by the Management Committee of the Company.

     3.3 Deductions and Withholding of Taxes. There shall be deducted or withheld from any amounts payable to Employee all federal, state, city or other taxes required by applicable law to be so withheld or deducted, standard Employee deductions (e.g., social security and state disability insurance) and any other amounts authorized for deduction by Employee or required by law.

     3.4 Purchase of Membership Interest in the Company. The parties acknowledge that Employee and the Company are entering into a Subscription Agreement, in the form attached hereto as Annex B, providing for the purchase by Employee of a Series A Membership Interest in the Company, as further provided therein. The parties acknowledge that the entire purchase price is being loaned to Employee by CEV. Such loan (the "Investment Loan") is being evidenced by a Secured Recourse Promissory Note in the form attached hereto as Annex C, and the obligations under such Note are being secured pursuant to a Pledge and Security Agreement being delivered by Employee in the form attached hereto as Annex D.

     3.5 Short Term Loan. The parties acknowledge that the Company is loaning to Employee the sum of $100,000, which loan is being evidenced by a Demand Recourse Promissory Note in the form attached hereto as Annex E.

     3.6 Bonus In Connection With Certain Liquidity Events. If (i) a Sale or Qualified Public Offering occurs with respect to the Company, (ii) the Employee is employed by the Company on the date of such transaction, and (iii) the Company has determined, in its reasonable discretion, that all initial cash investors in the Company have received an internal rate of return through the date of such transaction of at least 30% on a fully diluted basis in connection with their initial cash investment in the Company during 1998, then the Company shall provide a bonus to the Employee consisting of the following: (a) a payment equal to the outstanding principal balance of the Investment Loan as of the date of such transaction, which payment may be made, in the discretion of the Company through forgiveness of all or part of the outstanding principal balance and accrued interest on the Investment Note and the remainder (if any) in cash; and
(b) the issuance to the Employee of a Membership Interest in the Company equal to one-half of the Membership Interest purchased by the Employee pursuant to
Section 3.4. The internal rate of return shall be calculated taking into account the effect of the payment of the benefits described in this Section 3.6 (including, without limitation, the effects of any resulting dilution and diminution in value).

     4. Employee Put Right.



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     4.1 Put Option. On the third anniversary following the date hereof, and on each subsequent anniversary thereof (each such date, an "Anniversary"), Employee shall have the following option ("Put Option"). If the Employee is employed by the Company on any such Anniversary, and no Sale or Public Offering has occurred with respect to the Company, Employee shall have the right to require the Company to repurchase a number of his Securities in the Company not to exceed the lesser of (i) 10% of the Securities held by Employee attributable to the Membership Interest purchased pursuant to Section 3.4 hereof, and (ii) a number of Securities with a Fair Market Value as of such Anniversary equal to $250,000.

     4.2 Limit on Total Number of Securities Sold Pursuant to Put Option. The Put Option shall be subject to the following limitations. The aggregate number of Securities sold to the Company pursuant to all exercises of the Put Option shall not exceed 40% of the Securities held by Employee attributable to the Membership Interest purchased pursuant to Section 3.4 hereof. In addition, in no event shall the aggregate purchase price paid by the Company to Employee pursuant to all exercises of the Put Option exceed $1 million.

     4.3 Manner of Exercise. The exercise of the Put Option shall be by means of a written notice of exercise (the "Put Notice") delivered by the Employee to the Company within 30 days following the relevant Anniversary, which shall designate the number of Securities that the Employee wishes to tender to the Company. If no Put Notice is delivered within 30 days following an Anniversary, Employee shall have forfeited his Put Option rights with respect to such Anniversary. Following timely delivery of the Put Notice, Employee shall be required to sell to the Company, and the Company shall be required to purchase from Employee, the number of Securities designated in the Put Notice (but not to exceed the limits imposed by Sections 4.1 and 4.2).

     4.4 Purchase Price; Closing. The purchase price to be paid by the Company pursuant to exercises of the Put Option shall be equal to the Fair Market Value of the Securities as of the relevant Anniversary. Payment for any Securities purchased pursuant to the Put Option shall be made in cash payable on closing date of the exercise of the Purchase Option, which date shall be no later than thirty (30) days following the date the Put Notice is received by the Company or such longer period as may be reasonably necessary to determine the Fair Market Value however, further, if the Company is prohibited by law from repurchasing the Securities, the Company's obligation to purchase the Securities shall be deferred until the Company is permitted to do so. The Management Committee shall have the option to transfer and assign its obligation to repurchase Securities pursuant to the Put Option (in full or in part) to any designee as long as such designee satisfies the payment obligations of the Company with respect to the Securities purchased by the designee.



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     5. Termination of Employment. Except as otherwise provided herein,
Employee's employment and all rights of Employee hereunder shall terminate upon the termination of this Agreement, and neither Employee nor his successors will have any rights hereunder, except as expressly provided herein. This Agreement and the employment of Employee shall terminate only upon the occurrence of any of the following events effective upon the satisfaction of the specified conditions and the expiration of any notice periods after the delivery of any required notices.

     5.1 Mutual Agreement. The Company and Employee may mutually agree in writing to the termination of this Agreement, including the extent of the continuation of rights and obligations of the Company and Employee.

     5.2 Termination for Cause. The Company may terminate this Agreement for "Cause", as defined below, at any time such Cause exists, by written notice to the Employee. In the event the Company elects to terminate Employee for Cause, the Management Committee of the Company shall send written notice to Employee terminating such employment, indicating the basis for such termination and specifying the termination date. "Cause" for termination of this Agreement by the Company shall mean any of the following acts or circumstances of Employee:
(i) willful destruction of Company property having a material value to the Company; (ii) fraud, embezzlement, theft, or comparable dishonest activity (excluding acts involving a de minimis dollar value and not related to the Company); (iii) conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude; (iv) breach, neglect, refusal, or failure to materially discharge the duties under this Agreement commensurate with Employee's title and function; (v) material breach of Section 6 of this Agreement, or (vi) material misrepresentation to the Company, the Management Committee or any officer(s) to whom the Employee reports. Notwithstanding the foregoing to the contrary, prior to discharging Employee pursuant to clause (iv) of the immediately preceding sentence, the Company shall give Employee at least fifteen (15) days' prior written notice of any breach or failure and an opportunity to cure any such breach or failure. In connection with a termination by the Company for Cause, the Company shall pay to Employee all accrued compensation and benefits (excluding any bonus amounts pursuant to Section 3.2) earned by and payable to Employee hereunder prior to the effective date of such termination (collectively, the "Earned and Vested Benefits"). Except as set forth in this
Section 5.2 and Section 5.6, the Company shall have no further obligations under this Agreement in connection with a termination of the Employee for Cause.

     5.3 Termination Without Cause. Notwithstanding any other provision of this
Section 5, in the event that Employee's employment is terminated by the Company without Cause or if Employee resigns for Good Reason (hereinafter defined), Employee shall receive all unpaid Earned and Vested Benefits, [any unpaid minimum bonus provided with respect to the first twelve months of the Term pursuant to Section 3.2], and as a severance benefit, the Employee shall receive the Base Salary provided for in Section 3.1 hereof until the earlier of the end of the Term of this Agreement or twelve months following the date of termination, in accordance with the Company's normal payroll practices and schedule. For purposes of this Agreement, "Good Reason" shall mean (i) a failure to maintain Employee in a management position substantially equivalent to that provided for in



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Section 1.1 hereof, or (ii) a material diminution by the Company of Employee's responsibilities which change would cause Employee's position at the Company to become one of less responsibility, importance or scope. Except as set forth in this Section 5.3 and Section 5.6, the Company shall have no further obligations under this Agreement in connection with a termination of Employee without Cause or a resignation of Employee for Good Reason.

     5.4 Death/Disability. This Agreement shall terminate automatically upon the death of Employee. For the purposes of this Agreement, "Disability" shall mean that (i) for any period of sixty (60) consecutive days, or for sixty (60) days in any period of one hundred and fifty (150) consecutive days, Employee is absent or unable to perform Employee's duties with the Company on a full time basis as a result of incapacity due to mental or physical illness. In the event of the death or Disability of the Employee, the Company shall pay Employee (or any estate, beneficiary or legal representative of Employee) all Earned and Vested Benefits. Except as set forth in this Section 5.4 and Section 5.6, the Company shall have no further obligations under this Agreement in connection with a death or Disability of Employee.

     5.5 Termination by Employee. Except as provided in Section 5.6 below, in the event that Employee unilaterally elects to terminate his employment, the Company shall have no further obligations to make any payments under this Agreement and Employee shall forfeit any right to such payments, except for Earned and Vested Benefits.

     5.6 Company's Purchase Option. Upon the occurrence of any of the events set forth in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 (collectively the "Option Events"), the Company shall have the right and option, in the discretion of the Management Committee of the Company, to purchase (the "Purchase Option"), at any time during the ninety (90) days following the occurrence of an Option Event, all of the Securities (as defined in Appendix B to the Company Agreement) then owned, directly or indirectly, by Employee, including all such Securities acquired by any other Person pursuant to a Permitted Transfer and including any interests therein of any holding company, legal representative, estate, beneficiary, executor, administrator or trustee of the Employee (the "Representative"). If the Option Event results from a termination of the Employee by the Company for Cause or a termination by the Employee without Good Reason, then the price to exercise the Purchase Option shall be equal to the lesser of the cost paid by the Employee for such Securities and the Fair Market Value of such Securities as of the date of the Option Event. If the case of any other Option Event, the price to exercise the Purchase Option shall be equal to the Fair Market Value of such Securities as of the date of the Option Event. The exercise of the Purchase Option shall be by means of a written notice of exercise (the "Notice") delivered by the Company to the Employee and/or Representative. Payment for such Securities shall be made in cash payable on the closing date of the exercise of the Purchase Option, which date shall be no later than thirty (30) days following the Notice date or such longer period as may be reasonably necessary to determine the Fair Market Value; provided, however, any amounts owed to Employee pursuant to this Section may be offset against any amounts owing by the Employee to the Company; provided, further, if the Company is prohibited by law from repurchasing the Securities, the Company's obligation to purchase the Securities shall be deferred until the Company is permitted to do so. The Management Committee



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shall have the option to transfer and assign the Purchase Option (in full or in part) to any designee as long as such designee satisfies the payment obligations of the Company with respect to the Securities purchased by the designee.

     6. Proprietary Rights; Confidentiality; No Competition.

        6.1 Employee agrees that all intellectual property rights, developments, designs, computer software, inventions, applications and improvements, including but not limited to trade names, assumed names, service names, service marks, trademarks, logos, patents, copyrights, licenses, formulas, trade secrets and technology, whether in design, methods, processes, formulae, machines or devices and all other applications (collectively, "Employee Inventions"), whether made, created, invented, devised or developed prior to the date of this Agreement for the Company or hereafter by Employee during the rendition of his services hereunder, other than Employee Inventions made, created, invented, devised or developed by Employee (i) on his own personal time, (ii) without the use of the Company's facilities and resources and (iii) which are not related to the Company Business and do not otherwise relate to a matter governed or restricted by the Covenant Not to Compete (collectively, "Unrelated Inventions"), are works made for hire and shall be the exclusive property of the Company without separate compensation to the Employee. Employee will, at the request and expense of the Company made at any time, execute and deliver to the Company or its nominee such applications and instruments as may be desirable and appropriate for obtaining for the Company or its nominee, patents, copyrights, trademarks, know-how and other intellectual property protection of the United States and all other countries for vesting in the Company or its nominee, all of Employee's claim, right, title and interest in said intellectual property rights, developments, designs, computer software, inventions, improvements, applications and improvements and for maintaining, enforcing and defending the same, and to otherwise vest in or evidence the Company's exclusive ownership of all of the rights referred to herein. In the event that for whatever reason the results of Employee's past or future work for the Company should not be deemed to be works made for hire, Employee agrees to assign, and hereby does assign, to the Company all claim, right, title and interest, in any country, to each and every patent, copyright, trademark, computer software, know-how or other intellectual property of any sort, other than Unrelated Inventions, that is the result of work done in the course of the Employee's past or future employment by the Company, or that the Employee creates or develops, in whole or in part by, using the Company's equipment, supplies or facilities. Each and every such assignment is and shall be in consideration of this Agreement with the Company, and no further consideration therefor is or shall be provided to Employee by the Company. Employee hereby waives enforcement of any moral or legal rights which might limit the Company's rights to exploit any of the foregoing materials in any manner. For all purposes of this Section 6, references to the "Company" shall be deemed to include all predecessors entities and businesses. Notwithstanding anything in the foregoing to the contrary, an Employee Invention which is a software product shall not constitute an "Unrelated Invention" unless Employee gives written notice to the Management Committee of the Company of his intention to treat such Employee Invention as an "Unrelated Invention", and the Management Committee of the Company, in its reasonable, good faith determination, gives written notice to Employee of its concurrence in such characterization.



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     6.2 Confidentiality. Employee agrees not to disclose, use, transfer or sell any intellectual property, confidential or proprietary information of the Company, whether Employee has such information in his memory or embodied in writing or other physical form, unless such activities are on behalf of and expressly authorized by the Company. For purposes of this Agreement, the phrase "intellectual property, confidential or proprietary information of the Company" means all information which is known or intended to be known only to employees of the Company or others in a confidential relationship with any of them, including, without limitation, that which relates to marketing or brand recognition matters, such as logos, tradenames, service names, and trademarks, or to technical matters, such as patents, programs, components, devices, formulae, testing procedures, processes, computer software and graphics products of the Company or any Affiliate, or to business matters such as the identity of clients, customers or business partners or terms of business relationships with clients, customers or business partners. Notwithstanding the foregoing, the term "intellectual property, confidential or proprietary information" of the Company shall not include information which (i) is, at the time of the disclosure, a part of the public domain through no act or omission by Employee, (ii) known to the Employee prior to the time of disclosure by the Employee, provided that the information was not obtained by the Employee in the course of rendering services to the Company or any predecessor entity or (iii) is hereafter disclosed to Employee by a third party who or which did not acquire the information under an obligation of confidentiality to or through the Company or any predecessor entity. Employee agrees not to remove from the premises of the Company, any intellectual property, confidential or proprietary information of the Company, except as permitted by the Company and except for Employee's personal rolodex and other personal belongings and files that do not contain intellectual property, confidential or proprietary information related to the Company Business. Employee recognizes that all such intellectual property, confidential or proprietary information of the Company, are the exclusive property of the Company. Employee agrees to return to the Company all materials (whether in written, electronic or other form) in his possession containing or reflecting intellectual property, confidential or proprietary information of the Company promptly following the cessation of any service relationship with the Company, except for Employee's personal address directory and other personal belongings and files that do not contain intellectual property, confidential or proprietary information related to the Company Business. Employee agrees that the restrictions contained in this Section 6 shall continue to apply without time or geographic restrictions, so long as any information remains intellectual property, confidential or proprietary information of the Company.

     6.3 Non-Competition.

         6.3.1 As a means reasonably designed to protect the intellectual property, confidential and proprietary information of the Company, for a period beginning on the date hereof and ending one (1) year from the conclusion of Employee's employment with the Company (such period the "Noncompete Term"), Employee will not, without the prior written consent of the Company based upon approval from the Management Committee of the Company (or any similar successor management body of the Company or any successor entity of the Company), anywhere in the world, directly or indirectly, engage in, assist (financially or otherwise), associate with, or perform services (other than on behalf of the Company or any of its Affiliates) in any Competing Business (as defined in Annex



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

A), including, without limitation, whether such engagement, assistance, association or performance is as an individual, principal, officer, director, proprietor, employee, partner, stockholder or other investor (other than as a holder of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), creditor, guarantor, consultant, advisor, agent, sales representative or other participant, or otherwise permit his name to be used or employed with any such Competing Business. For purposes of this Agreement, "Affiliate" shall mean any person, partnership, limited liability company, joint venture, trust, corporation or other entity, directly or indirectly, controlling, controlled by or under common control with such person, partnership, limited liability company, joint venture, trust, corporation or other entity.

         6.3.2 Reasonable Restrictions. Employee hereby represents and acknowledges that: the restrictions stated herein on the activities in which Employee may engage upon termination of his employment with the Company are reasonable and that, despite such restrictions, Employee will be able to earn his livelihood and engage in his profession following said termination; the worldwide restriction is reasonable because the Company presently does business, or has a bona fide plan of doing business during the Noncompete Term, throughout the world; and the period of time designated above is reasonable in relation to the nature of the Company Business (as defined in Annex A).

     6.4 Non-Interference. During the Noncompete Term, Employee will not, without the prior written consent of the Company, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (a) hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior twelve (12) months had been, an employee of the Company or its Affiliates, whether or not for compensation and whether as an officer, employee, consultant, adviser, independent sales representative, independent contractor or participant, or (b) except as may be appropriate to perform Employee's duties hereunder, contact, solicit, service or otherwise have any dealings related to Company Business with any person or entity with whom the Company or its Affiliates has a former, current or prospective business relationship or who is or was at any time during his employment with the Company (including any predecessor or successor entity) a customer or client of the Company or its Affiliates, or a prospective customer or client to which the Company or its Affiliates has made a written or oral business proposal.

     6.5 Equitable Relief. Employee acknowledges that the provisions contained in Section 6 hereof are reasonable and necessary to protect the legitimate interests of the Company, that any breach or threatened breach of such provisions will result in irreparable injury to the Company and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, in the event of the breach by Employee of any of the provisions of Section 6 hereof, the Company, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce this Agreement, and/or may apply for injunctive relief against any act that would violate any of the provisions of this Agreement (without being required to post a bond). Employee further understands that monetary damages will not be sufficient to avoid or compensate for a breach of the provisions contained in Section 6 hereof and that injunctive relief would be appropriate to prevent any such breach or threatened breach.



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Such right to obtain injunctive relief may be exercised, at the option of the
Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies that the Company may have as a result of any such breach or threatened breach.

     7. Miscellaneous.

        7.1 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the employment of Employee by the Company and supersedes any prior understandings, agreements or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Employee. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        7.2 Arbitration. Subject to Section 7.3 hereof, and except as otherwise required by law, the Employee and the Company agree that any and all legal disputes, controversies or claims arising out of or relating to this Agreement shall be resolved by binding arbitration at the local Los Angeles County, California offices of the Judicial Arbitration & Mediation Services, Inc. ("J.A.M.S."). The parties may agree on a jurist from the J.A.M.S. panel. If they are unable to agree, J.A.M.S. will provide a list of three available panel members and the aggrieved party shall first strike one panel member, and the other party shall then strike one panel member. The remaining panel member will serve as the arbitrator. The aggrieved party may initiate arbitration by: (i) sending thirty (30) days written notice of an intention to arbitrate by registered or certified mail to all parties and to J.A.M.S.; and (ii) depositing with J.A.M.S. the advanced fees required by J.A.M.S. to initiate the arbitration process for the parties. The notice must contain a description of the dispute, the amount involved and the remedies sought. Upon notice of demand for arbitration, the parties agree to execute a submission agreement, provided by J.A.M.S., which agreement shall provide for discovery in accordance with the Federal Rules of Civil Procedure and for the Commercial Arbitration rules and procedures established by the American Arbitration Association. The prevailing party in any such arbitration proceeding shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses in connection with such arbitration proceeding.

        7.3 Notices. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, or Federal Express (or other reputable overnight courier) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it was mailed. Notices sent by personal delivery shall be deemed effective on the date delivered, notices sent by Federal Express (or other reputable overnight courier) shall be deemed effective on the third business day following the sending thereof and notices sent by telecopy shall be deemed effective on the date delivered. No objection may be made to the manner of delivery of any



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notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

        If to Company:

                    Caminus Energy Ventures LLC
                    12121 Wilshire Boulevard, Suite 1375
                    Los Angeles, California 90025
                    Attn:  Chairman
                    Telephone:  (310) 442-0542
                    Facsimile:  (310) 442-0540

        with a copy to:

                    GFI Energy Ventures LLC
                    12121 Wilshire Boulevard, Suite 1375
                    Los Angeles, California 90025
                    Attn:  Ian Schapiro
                    Telephone:  (310) 442-0542
                    Facsimile:  (310) 442-0540

        If to Employee:

                    David Stoner
                    183 Maple St.
                    Litchfield, CT  06759
                    Telephone: 860-567-3954
                    Facsimile:  860-567-4143

        with a copy to:

                    Diane Stoner
                    same as above

                    ---------------------
                    Attn:
                         ----------------
                    Telephone:
                              -----------
                    Facsimile:
                              -----------

        7.4 Third-Party Benefits. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary, except that each designee selected by the Company pursuant to Section 4.4 or
Section 5.6 is intended as a third-party beneficiary of all rights of the Company under those sections.

        7.5 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. None of the parties hereto may assign any of their rights or obligations under this Agreement without the prior written consent of all other parties hereto, except that this Agreement may be



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assigned by the Company to any corporation or other business entity that succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets or equity interests of the Company.

        7.6 Governing Law. All questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of New York, regardless of the choice of law provisions of that state or any other jurisdiction.

        7.7 Headings and Gender. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. All words shall be construed to be of such gender and number as the circumstances require.

        7.8 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

        7.9 Attorneys' Fees. Subject to Section 7.2 hereof, if any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees and costs incurred in connection with such action or proceeding.

        7.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        7.11 Survival. The provisions of Section 6 of this Agreement shall survive any termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAMINUS ENERGY VENTURES, a Delaware limited               EMPLOYEE
liability company


By: /s/ Richard Landers                                   /s/ David  Stoner
    -------------------                                   ----------------------
                                                          David Stoner


Its: Member, Management Committee
     ----------------------------

                                     ANNEX A

                              CERTAIN DEFINED TERMS

     "Competing Business" shall mean any business that competes or has competed, directly or indirectly, with the Company Business in any country or countries in which the Company has conducted business within the past two (2) years prior to the Date of Termination.

     "Company Business" shall mean the development and marketing of (i) consulting advisory services and supporting models used to analyze or influence client and industry decisions regarding energy pricing, investments, regulatory policy and financial and strategic planning for clients in the natural gas, crude oil, refined products, electric power and utility industries, and (ii) software or related products or services substantially related to the matters described in clause (i) or which otherwise facilitate transactions or other participation in competitive energy markets

     "Fair Market Value" shall mean, with respect to a Security, the Fair Market Value of the Security as determined by the Management Committee in its reasonable discretion (the "Management Committee Determination"). In the case of an exercise of the Put Option, the Management Committee shall deliver to Employee its determination of Fair Market Value within ten days following receipt of the Put Notice pursuant to Section 4.3. In the case of the exercise of the Purchase Option, the Management Committee shall deliver its determination of Fair Market Value along with the Notice. If, following delivery of the Management Committee Determination, the Employee disagrees with the Management Committee Determination, the Employee shall provide the Company with written notice of such disagreement within ten (10) days following the delivery of the Management Committee Determination to the Employee. If the Employee does not deliver written notice of objection within such time period, the Management Committee Determination shall be final and binding for all purposes. If the Employee does object in writing within such period, then the Management Committee shall select an Independent Financial Expert to determine the Fair Market Value, whose determination shall be final and binding for all purposes. If the Fair Market Value as determined by the Independent Financial Expert is greater than 105% of the Management Committee Determination, then the Company shall bear all of the fees and expenses of the Independent Financial Expert ("Appraisal Fees"). If the Fair Market Value as determined by the Independent Financial Expert is less than 95% of the Management Committee Determination, then the Employee shall bear all of the Appraisal Fees. Otherwise, the Appraisal Fees shall be split and borne equally by the Company and the Employee. Any amounts owed by the Employee under this paragraph may be recovered by the Company through the offset of any amounts owed by the Company to the Employee.



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